EXHIBIT 99.1

IN THE UNITED STATES DISTRICT COURT

FOR THE CENTRAL DISTRICT OF CALIFORNIA

IN RE CAPSTONE TURBINE CORP. STOCKHOLDER DERIVATIVE LITIGATION ______________________________________ THIS DOCUMENT RELATES TO: All Actions	Case No.: CV 16-01569-DMG (RAOx)

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

OF STOCKHOLDER DERIVATIVE ACTIONS

TO:ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF CAPSTONE TURBINE CORPORATION (“CAPSTONE” OR THE “COMPANY”) COMMON STOCK AS OF July 14, 2020 AND THEIR SUCCESSORS-IN-INTEREST.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  IT CONTAINS IMPORTANT INFORMATION ABOUT YOUR LEGAL RIGHTS.  THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTIONS AND CLAIMS ASSERTED ON BEHALF OF CAPSTONE (THE “ACTIONS”).

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTIONS, STOCKHOLDERS OF CAPSTONE AND CAPSTONE WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

THESE ACTIONS ARE NOT “CLASS ACTIONS.”  THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PURPOSE OF THIS NOTICE

YOU ARE HEREBY NOTIFIED, pursuant to an order of the United States District Court for the Central District of California (the “Court”), that a proposed settlement has been reached by the parties to the following derivative actions brought on behalf of Capstone: (i) In Re Capstone Turbine Corp. Stockholder Derivative Litigation, CV 16-01569-DMG (RAOx) (C.D. Cal.) (the “Federal Consolidated Action”); (ii) Boll v. Jamison, et al., CV 16-05282-DMG (RAOx) (C.D. Cal.) (the “Boll Action”);1 and (iii) two actions filed in the Superior Court of California, Los

1 On April 28, 2017, a Notice of Related Action was filed in the Boll Action by Federal Consolidated Action Plaintiffs Isaac Haber and Andrew Tuttle relating the Boll Action to the Federal Consolidated Action.

Angeles County, styled Stesiak v. Jamison, et al., No. BC610782  (“Stesiak Action”) and Kilpatrick v. Simon, et al., No. BC623167  (“Kilpatrick Action”), collectively “the State Actions” (together, with the Federal Consolidated Action and the Boll Action, the “Actions”).  This Notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Actions, but is merely to advise you of the pendency and settlement of the Actions.

The Stipulation of Settlement executed by counsel for the parties to the Actions on July 14, 2020 (the “Stipulation”) and the Settlement contemplated therein (the “Settlement”) is subject to approval by the Court, and is contingent on, among other things, the California state court granting voluntary dismissal with prejudice of the State Actions.  As discussed in further detail below, the proposed Settlement requires Capstone to adopt and implement the corporate governance measures outlined in Exhibit A to the Stipulation and provides for an agreed-to Fee and Expense Amount to Plaintiffs’ Counsel of $500,000.00, both of which are subject to Court approval.

This Notice is a summary only and does not describe all the details of the Stipulation.  For full details of the matters discussed in this Notice, please see the full Stipulation and its attached exhibits by visiting Plaintiffs’ Counsel’s websites at www.hh-lawfirm.com or www.gme-law.com, or by contacting Plaintiffs’ Counsel at the address listed below.  Notice of the Settlement can also be viewed on the Company’s website at https://ir.capstoneturbine.com/.  All capitalized terms used in this Notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

THERE IS NO CLAIMS PROCEDURE.  This case was brought to protect the interests of Capstone.  The Settlement will not result in payment to individuals, and accordingly, there will be no claims procedure.

Final Settlement Hearing

On August 28, 2020, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein and providing for notice of the Settlement (the “Preliminary Approval Order”).  The Preliminary Approval Order further provides that the Court will hold a hearing (“Settlement Hearing”) on  October 30, 2020 at 10:00 a.m. before the Honorable Dolly M. Gee of the United States District Court for the Central District of California, First Street Federal Courthouse, 350 West 1st Street, Los Angeles, CA 90012, pursuant to Federal Rule of Civil Procedure 23.1, to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of Capstone and its shareholders; (ii) consider any objections to the Settlement submitted in accordance with the Notice; (iii) determine whether a Final Judgment substantially in the form attached as Exhibit C to the Stipulation should be entered dismissing all claims in the Actions with prejudice, directing State Plaintiffs to file notices of dismissal with prejudice in the State Actions, and releasing the Released Claims against the Released Persons; (iv) consider the payment to Plaintiffs’ Counsel of attorneys’ fees and for the reimbursement of expenses; (v) consider the payment to Plaintiffs of Service Awards in an amount not to exceed $3,000 each, which will be funded from the Fee and Expense Amount; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.  As a result of the COVID-19 virus, the Settlement Hearing will be held either telephonically or virtually.  If you would like to participate, please request call-in information from the Clerk of the Court at dmg_chambers@cacd.uscourts.gov.  You have an opportunity to be heard at this hearing.

I.	FACTUAL AND PROCEDURAL BACKGROUND

A.The Federal Actions

On March 7, 2016, Plaintiff Isaac Haber (“Haber”) filed a verified stockholder derivative complaint in the Court (the “Haber Action”).  On July 12, 2016 and July 18, 2016, stockholders Andrew Tuttle (“Tuttle”) and Brandon Boll (“Boll”), respectively, filed related verified stockholder derivative complaints in the Court (the “Tuttle Action” and the “Boll” Action).

The Haber Action and the Tuttle Action were consolidated by order of the Court on August 22, 2016, with plaintiffs Haber and Tuttle appointed as Lead Plaintiffs, and Hynes Keller & Hernandez, LLC and Gainey McKenna & Egleston appointed as Co-Lead Counsel in the Federal Consolidated Action (together with the Boll Action, the “Federal Actions”).

The Federal Actions allege that between at least November 2013 and October 2015, the Individual Defendants made repeated false and/or misleading statements about Capstone’s business and business prospects that led stockholders and the investing public to believe the Company was on an upward trajectory.  Specifically, the Federal Actions allege that the Individual Defendants failed to disclose that: (1) BPC Engineering (“BPC”), one of the Company’s main Russian distributors, was unlikely to be able to fulfill many of its legal and financial obligations to Capstone; (2) Capstone failed to make appropriate adjustments to its accounts receivable and backlog to account for BPC’s inability to fulfill its obligations to Capstone; (3) as such, Capstone issued financial statements in violation of Generally Accepted Accounting Principles; (4) the Company lacked adequate internal controls over accounting; and (5) as a result of the foregoing, the Company’s financial statements, as well as the Individual Defendants’ statements about Capstone’s business, operations, and prospects, were false and misleading and/or lacked a reasonable basis.  The Federal Actions allege that once the truth was revealed, Capstone’s market capitalization plunged more than 97%, its stock price fell significantly below the $1 per share listing requirement to stay on the NASDAQ, and the Company faced significant liability in numerous actions alleging violations of the federal securities laws.

On March 9, 2018, the parties to the Federal Actions stipulated to, and on March 13, 2018 the Court ordered, a stay pending the close of discovery in a related action captioned In re Capstone Turbine Corporation Securities Litigation, Case No. CV 15-08914-DMG (RAOx) (the “Securities Class Action”), in exchange for the Federal Plaintiffs’ right to (among other things) discovery provided in the Securities Class Action and any documents provided to the plaintiff in the Securities Class Action in connection with any mediation or settlement discussions. The Federal Plaintiffs thereafter received, reviewed, and evaluated non-public documents produced by the Defendants.

B.The Related State Actions

The first state derivative action, the Stesiak Action, was commenced in the Superior Court of the State of California, County of Los Angeles on February 18, 2016.  A second related state derivative action captioned, the Kilpatrick Action, was commenced in the Superior Court of the State of California, County of Los Angeles on June 8, 2016.  The State Actions, together with the Federal Actions, are referred to as the “Actions.”  The State Actions allege breaches of fiduciary duty and unjust enrichment against certain of the Company’s current and former officers and directors, arising out of substantially similar facts and containing substantially similar allegations to those in the Federal Actions.

In the interests of efficiency and to avoid duplication of efforts and any unnecessary use of resources, the parties to the State Actions negotiated a temporary stay of the State Actions requiring Defendants to provide plaintiffs Kilpatrick and Stesiak in the State Actions with (among other things) all discovery produced by defendants in the Securities Class Action and to provide all plaintiffs in the State Actions with any documents provided by the defendants in connection with any future mediations or settlement negotiations. The plaintiffs in the State Actions thereafter received, reviewed, evaluated non-public documents produced by the Defendants.

C.Settlement Efforts in the Actions

On September 24, 2018, Plaintiffs’ Counsel and counsel for Capstone and the Individual Defendants held a mediation session in an effort to settle the Actions (the “Mediation”).  The Mediation was conducted under the mediation privilege and supervised by Michelle Yoshida of Phillips ADR (the “Mediator”).  Prior to the Mediation, Plaintiffs’ Counsel sent comprehensive settlement demands to counsel for the Defendants, and the Settling Parties, as well as other parties from related litigation, exchanged mediation briefs and mediation reply briefs (that included Plaintiffs’ evaluation of the non-public documents produced to Plaintiffs by Defendants).  Despite their good faith efforts and significant progress made, after a full day of hard fought, arm’s-length negotiations, the Settling Parties were unable to reach agreement on the substantive consideration for a settlement.  The Settling Parties, with the assistance of the Mediator, continued to engage in good faith settlement negotiations for more than six months following the mediation, and ultimately reached agreement on the substantive consideration for the Settlement (found in the corporate governance measures outlined in Exhibit A to the Stipulation).  Thereafter, the Settling Parties separately negotiated in good faith and on an informed basis the amount of attorneys’ fees to be paid to Plaintiffs’ Counsel in recognition of the substantial benefits Plaintiffs’ Counsel’s efforts and the Settlement have conferred on Capstone.  The Settling Parties then documented the Settlement in the Stipulation.

II.	PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe that the Actions have substantial merit, and Plaintiffs’ entry into the Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Actions.  However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Actions against the Individual Defendants through trial and possible appeals.  Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Actions, as well as the difficulties and delays inherent in such litigation.  Plaintiffs’ Counsel are also mindful of the inherent problems of establishing standing in derivative litigation and the possible defenses to the claims alleged in the Actions.

Plaintiffs’ Counsel have conducted extensive investigations and analyses, including, inter alia: (i) reviewing Capstone’s press releases, public statements, U.S. Securities and Exchange Commission (“SEC”) filings, and securities analysts’ reports and advisories about the Company; (ii) reviewing related media reports about the Company; (iii) researching applicable law with respect to the claims alleged in the Actions and potential defenses thereto; (iv) preparing and filing derivative complaint(s); (v) conducting extensive damages analyses; (vi) reviewing and analyzing relevant non-public documents produced by the Defendants over the course of the litigation; (vii) conducting extensive research into corporate governance at Capstone and peer companies, as well as industry-wide best practices, and preparing comprehensive settlement demands in furtherance of Plaintiffs’ efforts to resolve the Actions in the best interests of the Company and its shareholders; (viii) evaluating the merits of, and the defendants’ potential liability in connection with the Securities Class Action; and (ix) negotiating this Settlement with Defendants, including before, at, and after the September 24, 2018 Mediation.

Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Capstone.  Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of Capstone and have agreed to settle the Actions upon the terms and subject to the conditions set forth herein.

III.DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Actions.  The Individual Defendants expressly deny and continue to deny all allegations of wrongdoing or liability against them arising out of, based upon, or related to any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Actions.  Without limiting the foregoing, each of the Individual Defendants denies, among other things, that they or any other current or former Capstone directors or officers breached their fiduciary duties or any other duty owed to Capstone, or that Plaintiffs, Capstone, or Capstone’s stockholders suffered any damage or were harmed as a result of any conduct alleged in the Actions or otherwise.  Each of the Individual Defendants has further asserted and continues to assert that at all relevant times, he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of Capstone and its stockholders.  Furthermore, Plaintiffs in the Actions have not made a litigation demand on Capstone’s Board of Directors and Capstone believes the operative complaints in the Actions do not contain allegations demonstrating that such demand would be futile.

Nonetheless, and without admitting that Plaintiffs in the Actions have standing to bring any claims in any of the Actions, the validity of any of the claims the Plaintiffs have asserted in the Actions, or any liability with respect thereto, the Individual Defendants have concluded that further proceedings would be protracted and expensive and have determined that it is desirable that the claims against them be settled on the terms reflected in this Stipulation.  The Individual Defendants and Capstone are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation, and without admitting any wrongdoing or liability whatsoever.  Capstone believes that the Settlement is fair, reasonable, adequate, and in the best interests of Capstone and its shareholders.

Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Defendants of any fault, damage, wrongdoing, or concession of liability whatsoever.

IV.TERMS OF THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth in the Stipulation, which has been filed with the Court and is available for viewing on Plaintiffs’ Counsel’s websites at www.hh-lawfirm.com or www.gme-law.com.  The following is only a summary of its terms.

Plaintiffs and Capstone have agreed that the Company shall, within ninety (90) days of final approval of the Settlement, take all necessary steps to adopt and implement the corporate governance measures identified in Exhibit A to the Stipulation, to the extent such corporate governance measures have not already been adopted and implemented.  The corporate governance measures shall remain in place for a period of no less than four (4) years.  Capstone and its Board of Directors acknowledge and agree that the corporate governance measures identified in Exhibit A to the Stipulation confer substantial benefits upon Capstone.  Capstone and its Board of Directors also acknowledge that the filing, prosecution, and resolution of the Actions was a substantial and material factor in the Board’s adoption, implementation, and maintenance of the corporate governance measures.

Plaintiffs believe the Corporate Governance Measures, among other things, increase board independence requirements; enhance the Board-level Audit Committee's supervision and oversight duties and responsibilities, including in connection with the Company's recognition of revenue and Whistleblower Policy; enhance the duties and responsibilities of the management-level Disclosure Committee to ensure sufficient oversight of and to ensure the timeliness and accuracy of the Company's public disclosures; require the separation of the positions of Chief Financial Officer and Chief Accounting Officer; provide for the appointment of a new Chief Accounting Officer; enhance monitoring and disclosure practices and requirements relating specifically to the Company's key distributors; provide for new written policies and requirements relating to the Company's sales backlog to ensure accurate disclosures concerning the Company's true revenue and business prospects; require additional procedures related to the credit extended by Capstone to its customers; and improve the Company's Whistleblower Policy.

V.DISMISSAL AND RELEASES

The Settlement is conditioned upon the occurrence of certain events, which include, among other things: (i) final approval of the Settlement by the Court following notice to Capstone Shareholders and the Settlement Hearing contemplated by the Stipulation; (ii) Court entry of the Judgment, in all material respects in the form set forth as Exhibit C to the Stipulation, dismissing the Federal Actions with prejudice; (iii) the passing of the date upon which the Judgment becomes Final; and (iv) the State Court’s dismissal of the State Actions with prejudice (the “Effective Date”).

Upon the Effective Date, the Plaintiffs (acting on their own behalf and derivatively on behalf of Capstone), Capstone, and each of Capstone’s stockholders (solely in their capacity as Capstone stockholders), shall be deemed to have, and by operation of the Judgment shall have fully, finally, and forever waived, released, relinquished, discharged, and dismissed the Released Claims (including Unknown Claims) against the Released Persons, including any and all claims (including Unknown Claims) against the Released Persons arising out of, relating to, or in connection with the defense, settlement, or resolution of the Actions.  Also upon the Effective Date, Plaintiffs (acting on their own behalf and derivatively on behalf of Capstone), Capstone, and each of Capstone’s stockholders (solely in their capacity as Capstone stockholders) shall be forever barred, estopped, and enjoined from commencing, instituting, or prosecuting any of the Released Claims (including Unknown Claims) or any action or other proceeding against any of the Released Persons based on the Released Claims, or any action or proceeding arising out of, relating to, or in connection with the Released Claims or the filing, prosecution, defense, settlement, or resolution of the Actions.  Moreover, each of the Defendants represented in the Actions by counsel as stated in the Stipulation, shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Actions or the Released Claims.

VI.PLAINTIFFS' ATTORNEYS' FEES AND EXPENSES

In recognition of the substantial benefits conferred upon Capstone as a direct result of the filing, prosecution and Settlement of the Actions, and subject to Court approval, Capstone’s insurers shall pay Plaintiffs’ Counsel the agreed-to amount of $500,000 (the “Fee and Expense Amount”).  To date, Plaintiffs’ Counsel have neither received any payment for their services in conducting the Actions, nor have counsel been reimbursed for their out-of-pocket expenses incurred.  Plaintiffs believe that the sum agreed to is within the range of attorneys’ fees and expenses approved by courts under similar circumstances in litigation of this type.  Capstone shareholders are not personally liable for the payment of any award of attorneys’ fees and expenses.  Plaintiffs will make a motion asking the Court to grant the Fee and Expense Amount on or before September 28, 2020 and a copy of the motion will be posted to Plaintiffs’ Counsel’s websites at www.hh-lawfirm.com and www.gme-law.com.

Plaintiffs’ Counsel may apply to the Court for service awards of up to $3,000 for each of the Plaintiffs, only to be paid upon Court approval, and to be paid from the Fee and Expense Amount in recognition of Plaintiffs’ participation and effort in the prosecution of the Actions.  Defendants take no position on the service awards, and neither Capstone nor any of the Individual Defendants shall be liable for any portion of any service awards.

VII.CURRENT CAPSTONE SHAREHOLDER REVIEW

Any Current Capstone Shareholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement, or to the proposed Fee and Expense Amount and Service Awards, may object.  An objector must serve upon counsel for the Parties, at the locations and in the manner specified herein, a written statement of his, her or its objection(s): (a) stating the case name and number: In re Capstone Turbine Corp. Stockholder Derivative Action, Case No.: CV 16-01569-DMG (RAOx); (b) identifying the objector’s name, mailing address, daytime telephone number, and e-mail address (if any); (c) stating that the objector is objecting to the proposed Settlement and/or proposed Fee and Expense Amount and Service Awards; (d) specifying the reason(s), if any, for each such objection made, including any legal support and/or evidence that such objector wishes to bring to the Court’s attention or introduce in support of such objection; and (e) identifying and supplying documentation showing how many shares of Capstone common stock the objector owned as of July 14, 2020, when the objector purchased or otherwise acquired such shares, and proof that the objector still owns such Capstone shares.

No later than October 12, 2020, the objector must send copies of such objections and supporting documents to each of the following persons, and Plaintiffs’ Counsel will then submit copies of all such papers to the Court:

Counsel for Plaintiff Andrew Tuttle:

Thomas J. McKenna

Gregory M. Egleston

GAINEY McKENNA & EGLESTON

501 Fifth Avenue, 19th Floor

New York, NY 10017

Counsel for Plaintiff Isaac Haber:

Michael J. Hynes

Ligaya Hernandez

HYNES & HERNANDEZ LLC.

101 Lindenwood Drive, Suite 225

Malvern, PA 19355

Counsel for Defendants and Capstone:

Nina F. Locker

Stephen B. Strain

WILSON SONSINI GOODRICH & ROSATI

650 Page Mill Road

Palo Alto, CA 94304

An objector may serve an objection on his, her or its own or through an attorney hired at his, her or its own expense.  If an objector hires an attorney to represent him, her or it for the purposes of making such objection pursuant to this paragraph, the attorney must effect service of a notice of appearance on the counsel listed above and serve such notice by October 12, 2020. Any Current Capstone Shareholder who does not timely serve a written objection by complying with the terms of this paragraph shall be deemed to have waived, and shall be foreclosed from making, any objection to the Settlement, and any untimely objection shall be barred.  Any submissions by the

Parties in opposition or response to objections shall be filed with the Court no later October 23, 2020.

Any objector who serves a timely, written objection in accordance with the instructions above and herein, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense.  Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.  Timely objectors or their attorneys intending to appear at the Settlement Hearing are required to indicate in their written objection (or in a separate writing submitted to the counsel listed in the preceding paragraph no later than October 12, 2020) that they intend to appear at the Settlement Hearing and identify any witnesses they may call to testify and exhibits they intend to introduce into evidence at the Final Hearing. Objectors or their attorneys intending to appear at the Final Hearing must also, no later than October 12, 2020, serve upon counsel listed in the above paragraph, a notice of intention to appear, setting forth the name and address of anyone intending to appear.  Any objector who does not timely serve a notice of intent to appear in accordance with this paragraph shall not be permitted to appear at the Settlement Hearing, except for good cause shown.

If you are a Current Capstone Shareholder and do not take steps to appear in this Action and object to the proposed Settlement, you will be bound by the Final Judgment of the Court and will forever be barred from raising an objection to such settlement in this or any other action or proceeding, and from pursuing any of the Released Claims.

VIII.EXAMINATION OF PAPERS AND INQUIRIES

There is additional information concerning the Settlement available in the Stipulation, which is available for viewing on Plaintiffs’ Counsel’s websites at www.hh-lawfirm.com or www.gme-law.com.  Notice of the Settlement can also be viewed on the Company’s website at https://ir.capstoneturbine.com/.  You may also inspect the Stipulation during business hours at the office of the Clerk of the Court, U.S. District Court for the Central District of California, United States Courthouse, 350 West 1st Street, Los Angeles, CA, 90012, unless the Court is closed to the public due to the pandemic pursuant to General Order 20-09.  Or you can contact Plaintiffs’ Counsel at (484) 875-3116 or (212) 983-1300 for additional information concerning the Settlement.

PLEASE DO NOT TELEPHONE THE COURT, COURT CLERK’S OFFICE, OR ANY REPRESENTATIVE OF CAPSTONE REGARDING THIS NOTICE.